UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2007
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-693 (Commission File Number)	36-1063330 (IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois      60523
(Address of principal executive offices)      (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On August 6, 2007 the Company acquired PIPS Technology, a privately-held developer and manufacturer of automatic license plate recognition (ALPR) systems. The cash purchase price of $115 million was financed using existing cash balances and funds available under the Company’s revolving credit facility.
PIPS Technology, with offices in Hampshire, United Kingdom, and Knoxville, Tenn., is a global leader in the design and manufacture of ALPR technology and optical character recognition software. ALPR solutions are used in control and surveillance applications in markets such as traffic and tolling, law enforcement, public safety and access control. ALPR-enabled cameras are used on emergency vehicles and mounted on stationary support structures at access entry and tolling points to capture license plate details for tolling, congestion zone charging and law enforcement purposes.
PIPS will be immediately integrated into Federal Signal’s Safety and Security Systems Group, reporting to David R. McConnaughey.
Item 9.01 Financial Statements and Exhibits
(a)     Financial Statements of Businesses Acquired
The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b)     Pro Forma Financial Information
The pro forma financial information required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d)     Exhibits
Exhibit 99.1 Press release issued by Federal Signal Corporation on August 6, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: August 6, 2007	By:	/s/ Paul Brown
Paul Brown
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 6, 2007.